                                                                    EXHIBIT 99.1


[PENWEST LOGO]

Contact:    Jennifer Good                      Caroline Gentile/Jim Fingeroth
            Senior Vice President and          Kekst and Company
            Chief Financial Officer            (212) 521-4800
            (203) 796-3701
            (877) 736-9378



              PENWEST REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS

DANBURY, CT, MAY 12, 2003 -- Penwest Pharmaceuticals Co. (NASDAQ: PPCO) today announced its financial results for the first quarter ended March 31, 2003, the first period to report its drug delivery business on a stand-alone basis following the sale of its excipients business to Josef Rettenmaier Holding GmbH & Co. KG in February 2003. The excipients business is now being reported as a discontinued operation.

Total revenues for the first quarter of 2003 were $1.2 million, compared to total revenues of $1.1 million for the comparable quarter in 2002. Revenues in both periods were generated primarily from royalties on the sales by Mylan Pharmaceuticals of 30 mg generic Procardia XL(R). Net income was $5.0 million, or $0.32 per share, for the first quarter of 2003, including an estimated $9.6 million gain on the sale of the excipients business, net of taxes. On a continuing operations basis, the Company reported a loss of $4.8 million or a $0.31 loss per share for the 2003 quarter. This compares with a loss from continuing operations of $4.8 million, or a $0.31 loss per share, for the first quarter of 2002.

Gross profit for the first quarter of 2003 was $1.1 million, essentially the same as the first quarter of 2002. Selling, general and administrative expenses were approximately $2.3 million for the first quarter of 2003, compared to $1.5 million for the first quarter of 2002. This increase in SG&A is primarily attributable to an increase in the Company's share of marketing expenses on oxymorphone ER, market research costs on the Company's other programs as well as increases in the cost of business insurance.

Research and development expenses during the first quarter of 2003 were $3.6 million, compared to $4.5 million in the first quarter of 2002. This lower spending is primarily related to a decrease in the development costs of oxymorphone ER during 2003 compared to the comparable period in 2002, when several clinical trials were underway.

Penwest also said that it has $30.3 million in cash and short-term investments as of March 31, 2003, which it believes will support the Company's operations through late 2004.

[PENWEST PHARMACEUTICALS LOGO]


Tod R. Hamachek, Penwest's Chairman and Chief Executive Officer, said, "Having completed the sale of the excipients business in the first quarter, our clear focus is on expanding our product pipeline, which we believe is critical to our long-term growth and building a successful drug development company. As we announced earlier, we achieved a key milestone in gaining the FDA's acceptance of the NDA for oxymorphone ER in February. We are excited that this application is now in the FDA review process, and we look forward to this exciting product coming to market.

"In addition, we continue to advance the projects currently under development in our pipeline, including therapies for pain, hypertension and chemo-induced emesis. We are making good progress on our hypertension product, which we intend to dose in pivotal studies in the third quarter."

Mr. Hamachek and Jennifer Good, the Company's Senior Vice President, Finance and Chief Financial Officer, will be holding a conference call today at 10:00 am ET to discuss this press release. The dial in number for this call is Domestic:
800-223-9488, International: 785-832-1508. The conference ID is "Penwest." A replay of the call will be available beginning on May 12th at 2:00 pm ET and a transcript of the call will be available on our website under Investor Relations. The replay number is Domestic: 800-839-0866, International:
402-220-0662.

PENWEST PHARMACEUTICALS

Penwest is a drug delivery company utilizing proprietary technologies to develop drugs internally and with third party collaborators. Penwest's pharmaceutical portfolio includes four marketed products utilizing its proprietary controlled release drug delivery technology, TIMERx(R), which were developed with collaborators such as Mylan Pharmaceuticals, Sanofi, Merck S.A. and Schering OY, and which have been approved in various countries. In addition, the Company has several products in its pipeline that are in various stages of development, including the pain product oxymorphone ER, which is currently under review at the FDA. This product is being jointly developing with Endo Pharmaceuticals.

The matters discussed herein contain forward-looking statements that involve risks and uncertainties, which may cause Penwest's actual results in future periods to be materially different from any future performance suggested herein. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, "believes," "anticipates," "plans," "expects," "intends," "potential," and similar expressions are intended to identify forward-looking statements. Important factors that could cause results to differ materially include the Company's dependence on its drug delivery business without the revenues and cash flows of the excipient business; dependence on collaborators to, among other things, sell products for which the Company receives royalties, file for regulatory approvals, and advance clinical development and commercialization of products; the ability to enter into additional collaborations; uncertainty of success of collaborations; the risk of patent litigation; regulatory risks relating to TIMERx(R) drugs in development; the timing of clinical trials; actual and potential competition; the timing and outcome of regulatory approval of

[PENWEST PHARMACEUTICALS LOGO]

products including oxymorphone ER; the need for capital; and other risks as set forth under the caption Certain Factors That May Affect Future Results in Penwest's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2003, which risk factors are incorporated herein by reference. Penwest disclaims any intention or obligation to update any forward-looking statements.

                                 (Table Follows)

[PENWEST PHARMACEUTICALS LOGO]


                           PENWEST PHARMACEUTICALS CO.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)


                                                           THREE MONTHS ENDED
                                                                MARCH 31,
                                                           2003          2002
                                                           ----          ----
Revenues:
  Product sales                                         $    225      $     75
  Royalties & licensing fees                                 947         1,040
                                                        --------      --------
     Total revenues                                        1,172         1,115
Cost of revenues                                              81            26
                                                        --------      --------
  Gross profit                                             1,091         1,089
Operating Expenses:
  Selling, general and administrative                      2,298         1,523
  Research and product development                         3,583         4,451
                                                        --------      --------
     Total operating expenses:                             5,881         5,974
                                                        --------      --------
Operating loss from continuing operations                 (4,790)       (4,885)
Investment income                                             41           130
Interest expense                                              32            58
Income tax expense                                             6             6
                                                        --------      --------
Loss from continuing operations                           (4,787)       (4,819)
Discontinued Operations:
  Earnings from discontinued operations,
    net of tax expense of $26 and $141                       177           501
  Gain on sale of discontinued operations,
     net of tax expense of $62                             9,580            --
                                                        --------      --------
Net income (loss)                                       $  4,970      $ (4,318)
                                                        ========      ========

Basic and diluted (loss) earnings per common share:
  Continuing operations                                 $  (0.31)     $  (0.31)
  Discontinued operations                                   0.63          0.03
                                                        --------      --------
     Net income (loss)                                  $   0.32      $  (0.28)
                                                        ========      ========
Weighted average shares of common stock outstanding       15,508        15,398
                                                        ========      ========

OTHER INFORMATION

                                                        MARCH 31,    DECEMBER 31,
                                                          2003          2002

Cash and short-term investments                         $ 30,298      $ 6,477*


* Including cash included in assets held for sale


                                      # # #